SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2008
WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Wilmot Road, Deerfield, Illinois	60015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 914-2500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 17, 2008, Walgreen Co., an Illinois corporation (the “Company”) and Putter Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Acquisition Sub”), announced they had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with I-trax, Inc., a Delaware corporation (“I-trax”). Pursuant to the Merger Agreement, Acquisition Sub commenced cash tender offers to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Common Shares”), and Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares” and together with the Common Shares, the “Shares”) of I-trax for $5.40 per Common Share (the “Common Offer”) and $54.00 plus a dividend amount per Preferred Share (the “Preferred Offer”), in each case in cash, without interest and less any required withholding taxes (the “Offer Price”) upon the terms and subject to the conditions set forth in the Offer to Purchase included in the tender offer statement on Schedule TO and in the related Letter of Transmittal (as amended or supplemented from time to time) filed by the Company and Acquisition Sub with the U.S. Securities and Exchange Commission on March 28, 2008 (the “Offers”).
     On April 25, 2008, the Company issued a press release announcing the results of the Offers which expired at 12:00 midnight, New York City time, at the end of Thursday, April 24, 2008. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
The following exhibit is filed as part of this report:

Exhibit	Description

99.1	Press Release, dated April 25, 2008 by Walgreen Co.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.
Date: April 29, 2008	By:	/s/ William M. Rudolphsen
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated April 25, 2008 by Walgreen Co.